                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                        IBEAM BROADCASTING CORPORATION,

                            SARAH ACQUISITION CORP.

                                      AND

                                NEXTVENUE INC.

                 AND WITH RESPECT TO ARTICLES VII AND IX ONLY

                               J. MARKHAM GREEN

                            AS SECURITYHOLDER AGENT

                                      AND

                     U.S. BANK TRUST, NATIONAL ASSOCIATION

                                AS ESCROW AGENT

                           Dated as of July 25, 2000

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE I THE MERGER............................................................................................   2

     1.1    The Merger..........................................................................................   2
     1.2    Effective Time......................................................................................   2
     1.3    Effect of the Merger................................................................................   2
     1.4    Certificate of Incorporation; Bylaws................................................................   2
     1.5    Directors and Officers..............................................................................   3
     1.6    Merger Consideration................................................................................   3
     1.7    Shares Subject to Vesting...........................................................................   6
     1.8    Dissenting Shares for Holders of Company Capital Stock..............................................   7
     1.9    Surrender of Certificates...........................................................................   7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................  10

     2.1    Organization of the Company.........................................................................  10
     2.2    Company Capital Structure...........................................................................  10
     2.3    Subsidiaries........................................................................................  11
     2.4    Authority...........................................................................................  12
     2.5    Company Financial Statements........................................................................  13
     2.6    No Undisclosed Liabilities..........................................................................  13
     2.7    No Changes..........................................................................................  13
     2.8    Tax and Other Returns and Reports...................................................................  15
     2.9    Restrictions on Business Activities.................................................................  17
     2.10   Title to Properties; Absence of Liens and Encumbrances..............................................  17
     2.11   Intellectual Property...............................................................................  18
     2.12   Agreements, Contracts and Commitments...............................................................  22
     2.13   Interested Party Transactions.......................................................................  23
     2.14   Compliance with Laws................................................................................  24
     2.15   Litigation..........................................................................................  24
     2.16   Insurance...........................................................................................  24
     2.17   Minute Books........................................................................................  24
     2.18   Environmental Matters...............................................................................  24
     2.19   Brokers' and Finders' Fees; Third Party Expenses....................................................  25
     2.20   Employee Matters and Benefit Plans..................................................................  25
     2.21   Representations Complete............................................................................  29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................................  30

     3.1    Organization, Standing and Power....................................................................  30
     3.2    Authority...........................................................................................  30
     3.3    Capital Structure...................................................................................  31

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  Page
                                                                                                                  ----
     3.4    SEC Documents; Parent Financial Statements..........................................................  31
     3.5    No Undisclosed Liabilities..........................................................................  31
     3.6    No Material Adverse Change..........................................................................  32
     3.7    Tax and Other Returns and Reports...................................................................  32
     3.8    Intellectual Property...............................................................................  33
     3.9    Agreements, Contracts, Commitments..................................................................  34
     3.10   Interested Party Transactions.......................................................................  34
     3.11   Litigation..........................................................................................  34
     3.12   Brokers' and Finders' Fees; Third Party Expenses....................................................  34
     3.13   Compliance with Laws................................................................................  34
     3.14   Minute Books........................................................................................  34
     3.15   Employee Matters and Benefit Plans..................................................................  34

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................................  36

     4.1    Conduct of Business of the Company..................................................................  36
     4.2    No Solicitation.....................................................................................  39

ARTICLE V ADDITIONAL AGREEMENTS.................................................................................  40

     5.1    Fairness Hearing; Stockholder Approval..............................................................  40
     5.2    Restrictions on Transfer............................................................................  41
     5.3    Access to Information...............................................................................  41
     5.4    Confidentiality.....................................................................................  42
     5.5    Expenses............................................................................................  42
     5.6    Public Disclosure...................................................................................  42
     5.7    Consents............................................................................................  42
     5.8    FIRPTA Compliance...................................................................................  43
     5.9    Reasonable Efforts..................................................................................  43
     5.10   Notification of Certain Matters.....................................................................  43
     5.11   Affiliate Agreements................................................................................  43
     5.12   Lock-up Agreements..................................................................................  44
     5.13   HSR Act.............................................................................................  44
     5.14   Appointment of Member to the Board of Directors of Parent...........................................  44
     5.15   Termination of 401(k)...............................................................................  44
     5.16   S-8 Registration....................................................................................  44
     5.17   Indemnification.....................................................................................  45
     5.18   Estimated Third Party Expenses......................................................................  45
     5.19   Nasdaq Listing......................................................................................  45
     5.20   Employment Offers...................................................................................  45
     5.21   Stockholder List....................................................................................  45
     5.22   Tax-free Reorganization.............................................................................  45

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  Page
                                                                                                                  ----
ARTICLE VI CONDITIONS TO THE MERGER.............................................................................  46

     6.1    Conditions to Obligations of Each Party to Effect the Merger........................................  46
     6.2    Additional Conditions to Obligations of the Company.................................................  47
     6.3    Additional Conditions to the Obligations of Parent and Merger Sub...................................  49

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..................................................  51

     7.1    Survival of Representations and Warranties..........................................................  51
     7.2    Escrow Arrangements.................................................................................  52

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..................................................................  60

     8.1    Termination.........................................................................................  60
     8.2    Effect of Termination...............................................................................  61
     8.3    Amendment...........................................................................................  61
     8.4    Extension; Waiver...................................................................................  61

ARTICLE IX GENERAL PROVISIONS...................................................................................  61

     9.1    Notices.............................................................................................  61
     9.2    Interpretation......................................................................................  62
     9.3    Counterparts........................................................................................  63
     9.4    Entire Agreement; Assignment........................................................................  63
     9.5    Severability........................................................................................  63
     9.6    Other Remedies......................................................................................  63
     9.7    Governing Law.......................................................................................  63
     9.8    Rules of Construction...............................................................................  63
     9.9    WAIVER OF JURY TRIAL................................................................................  64

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 25, 2000 among iBeam Broadcasting Corporation, a Delaware corporation ("Parent"), Sarah Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and NextVenue Inc., a Delaware corporation (the "Company"), and, with respect to Articles VII and IX hereof only, J. Markham Green as the Securityholder Agent and U.S. Bank Trust, National Association as Escrow Agent.

                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") shall be converted into shares of voting Common Stock of Parent ("Parent Common Stock").

     C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

     D. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall be accounted for as a purchase.

     E. As a material inducement for Parent to consummate the Merger, certain employee/stockholders of the Company will enter into non-competition agreements substantially in the form attached hereto as Exhibit A (the "Non-Competition
                                             ---------
Agreements") with Parent, each of which shall become effective as of the Effective Time (as defined herein).

     F. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent to enter into this Agreement, certain affiliate stockholders of the Company are executing and delivering stockholder support agreements (the "Support Agreements"), substantially in the form attached hereto as Exhibit B, to Parent.
   ---------

     G. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

     1.2  Effective Time. Unless this Agreement is earlier terminated
          --------------
pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing, or such later effective time as is set forth in the Certificate of Merger being referred to herein as the "Effective Time").

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the Delaware Law and as provided in such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is NextVenue Inc."

          (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation at the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     1.5  Directors and Officers. Unless otherwise determined by Parent prior
          ----------------------
to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

     1.6  Merger Consideration.
          --------------------

          (a) Certain Definitions. For purposes of this Agreement, the
              -------------------
following terms shall have the following meanings:

          "Aggregate Share Number" shall mean that number of shares of Parent Common Stock equal to (i) (A) $400,000,000 divided by (B) the average closing price of a share of Parent Common Stock for the ten trading days ending two trading days prior to the Closing Date, as reported on the NASDAQ National Market (the "10-Day Average Price"); provided, however, that if the Aggregate Share Number, as computed pursuant to the foregoing, would be greater than 21,621,621, then the Aggregate Share Number shall be deemed to be 21,621,621; and provided further, that if the Aggregate Share Number, as computed pursuant to the foregoing, would be less than 17,402,927, then the Aggregate Share Number shall be deemed to be 17,402,927, less (ii) the Cash Adjustment Shares.

          "Cash Adjustment Amount" shall mean the amount, if any, by which the amount of cash and cash equivalents (the "Cash Amount") set forth on the Estimated Closing Date Balance Sheet (as defined in Section 5.27 below) is less than the Minimum Cash Balance (as defined in Section 5.27 below).

          "Cash Adjustment Shares" shall mean that number of shares of Parent Common Stock equal to the quotient of the Cash Adjustment Amount divided by the 10-Day Average Price.

          "Company Capital Stock" shall mean shares of Company Common Stock, Company Preferred Stock and any shares of other capital stock of the Company.

          "Company Capital Stock Number" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus the aggregate number of shares of Company Common Stock issuable upon conversion of all Company Preferred Stock outstanding immediately prior to the Effective Time.

          "Company Common Stock" shall mean shares of common stock of the Company.

          "Company Convertible Securities" shall mean the Company Options, Warrants and other rights (other than Company Preferred Stock) to acquire or receive shares of Company Capital Stock.

          "Company Options" shall mean all issued and outstanding options as of the Effective Time to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by employees or directors of or consultants to the Company.

          "Company Preferred Stock" shall mean shares of Company Series A Preferred Stock and Company Series B Preferred Stock.

          "Company Series A Preferred Stock" shall mean shares of Series A Preferred Stock of the Company.

          "Company Series B Preferred Stock" shall mean shares of Series B Preferred Stock of the Company.

          "Company Stockholders" shall mean holders of any shares of Company Capital Stock immediately prior to the Effective Time.

          "Escrow Amount" shall mean that number of shares of Parent Common Stock equal to the product of (i) the Company Capital Stock Number multiplied by
(ii) the Exchange Ratio multiplied by (iii) 0.10, rounded up to the nearest whole number of shares.

          "Exchange Ratio" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Aggregate Share Number by
(ii) the Total Outstanding Shares (with the result rounded to four decimal places).

          "Knowledge" shall mean, with respect to the Company or Parent, what is within the actual knowledge of any of the executive officers of the Company or Parent, as the case may be.

          "Total Outstanding Shares" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise of or conversion of all Company Convertible Securities (including Company Common Stock issuable upon the exercise of Company Options), plus the aggregate number of shares of Company Common Stock issuable upon conversion of all Company Preferred Stock outstanding immediately prior to the Effective Time.

          "Warrants" shall mean all the issued and outstanding warrants to purchase Company Capital Stock.

     (b)  Shares to be Issued; Effect on Capital Stock. The maximum number of
          --------------------------------------------
shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options and Warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised Company Convertible Securities shall be determined immediately prior to the Effective Time and shall be equal to the Aggregate Share Number. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

          (i)   Effect on Company Capital Stock. At the Effective Time, by
                -------------------------------
virtue of the Merger and without any action on the part of the Company or the Company Stockholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.8 hereof and any shares owned by Parent, Merger Sub or the Company or any direct or indirect wholly-owned subsidiary thereof) shall be converted automatically into the right to receive, upon the terms and subject to conditions set forth below and throughout this Agreement, a number of shares of Parent Common Stock equal to the Exchange Ratio (the "Merger Consideration"). The Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

          (ii)  Assumption of Company Options. At the Effective Time, each
                -----------------------------
outstanding Company Option issued pursuant to the Company's Amended and Restated 1999 Stock Option Plan (the "Option Plan") or otherwise, whether vested or unvested, will be assumed by Parent in connection with the Merger. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

          (iii) Assumption of Warrants. At the Effective Time, the Warrants
                ----------------------
will be assumed by Parent. Each Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant agreement immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the share of Parent Common Stock issuable upon exercise of such assumed Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent.

          (iv)  Withholding Taxes. Any number of shares of Parent Common Stock
                -----------------
issuable pursuant to Section 1.6(b)(i) shall be subject to, and reduced by, the amount of any state, federal and foreign taxes required by law to be withheld and paid to government entities (and not previously paid by or on behalf of the Company) in connection with the acquisition of capital stock upon the exercise of Company Options, the acceleration of vesting of any Company Common Stock or Company Options, or the payment of a bonus, if any. For purposes of any such reduction, a share of Parent Common Stock shall be valued at the 10-Day Average Price.

          (v)   Fractional Shares. No fractional share of Parent Common Stock
                -----------------
shall be issued in the Merger. In lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined below) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of
(i) such fraction, multiplied by (ii) the 10-Day Average Price.

          (vi)  Cancellation of Parent-Owned and Company-Owned Stock. At the
                ----------------------------------------------------
Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of Company Capital Stock owned by Parent, Merger Sub, the Company or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

          (vii) Capital Stock of Merger Sub. At the Effective Time, by
                ---------------------------
virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7  Shares Subject to Vesting. If any shares of Company Common Stock
          -------------------------
issued and outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (including any requirement that any unvested shares be held in escrow), and the certificate representing such shares of Parent Common Stock may accordingly be marked with appropriate legends in the discretion of Parent.

     1.8  Dissenting Shares for Holders of Company Capital Stock.
          ------------------------------------------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and/or who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6 (and subject to the provisions of Section 7.2 hereof), without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of Article VII hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares.

     1.9  Surrender of Certificates.
          -------------------------

          (a) Exchange Agent. The transfer agent of Parent (or another entity
              --------------
reasonably acceptable to Parent and the Company) shall serve as exchange agent (the "Exchange Agent") in the Merger.

          (b) Parent to Provide Parent Common Stock. Prior to the Closing,
              -------------------------------------
Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable to Company Stockholders pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock, less the Escrow Amount which Parent shall deposit into the Escrow Fund (as defined in Section 7.2(a) hereof) on behalf of the Company Stockholders.

The portion of the Escrow Amount contributed on behalf of each Company Stockholder shall be in proportion to the aggregate number of shares of Parent Common Stock which each such Company Stockholder would otherwise be entitled to receive in the Merger as compared to the total number of shares of Parent Common Stock to be issued to holders of outstanding Company Capital Stock pursuant to
Section 1.6(b)(i) above (excluding any shares of Parent Common Stock issuable upon exercise of any assumed Company Options and Warrants) by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

          (c) Exchange Procedures. Promptly following the Closing, Parent shall
              -------------------
cause to be mailed to each Company Stockholder (i) a letter of transmittal (which shall be in such form and contain such provisions as Parent may reasonably specify and shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which immediately prior to the Effective Time represent outstanding shares of Company Capital Stock whose shares are converted into the right to receive Merger Consideration pursuant to Section 1.6, shall pass, only upon delivery of the Certificates to the Exchange Agent), (ii) a stockholder lock-up letter in substantially the form attached hereto as Exhibit C (a "Stockholder Lock-Up Letter"), and (iii)
                   ---------
instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and Stockholder Lock-Up Letter, duly completed and validly executed in accordance with the instructions thereto, the Company Stockholder shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.9(b) and Article VII hereof), and the Certificate so surrendered shall forthwith be canceled. Promptly after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or
              ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate in respect of the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, plus the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Parent
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered.

          (f) Lost, Stolen or Destroyed Certificates. In the event any
              --------------------------------------
Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Company Stockholder who is the owner of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (g) No Liability. Notwithstanding anything to the contrary in this
              ------------
Section 1.9, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) No Further Ownership Rights in Company Capital Stock. The shares
              ----------------------------------------------------
of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of Parent of shares of Company Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Article I.

          (i) Taking of Necessary Action; Further Action. If, at any time after
              ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, Parent and Merger Sub, the officers and directors of Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As of the date hereof and as of the Closing Date, the Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter (referencing the appropriate Section and paragraph numbers corresponding to the terms of this Agreement) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:

     2.1  Organization of the Company. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be material. The Company has made available to Parent a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date. Company Schedule 2.1 lists the directors
                                     --------------------
and officers of the Company as of the date of this Agreement.

     2.2  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 100,000,000 shares of authorized Common Stock, of which 8,288,388 shares are issued and outstanding as of the date of this Agreement, and 7,500,000 shares of authorized Preferred Stock, 3,500,000 of which are designated Series A Preferred Stock, of which 3,436,648 shares are issued and outstanding as of the date of this Agreement and 4,000,000 of which are designated Series B Preferred Stock, of which 3,457,142 shares are issued and outstanding as of the date of this Agreement. The Company Capital Stock outstanding as of the date of this Agreement is held of record by the persons, with the addresses of record and in the amounts set forth on Company Schedule 2.2(a). All outstanding shares of
                         -----------------------
Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All of the outstanding shares of Company Capital Stock have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company) in compliance with all applicable federal and state securities laws. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Preferred Stock are as set forth in the Company's Certificate of Incorporation. There are not outstanding any adjustments made or required to be made to the conversion rates applicable to Company Preferred Stock set forth in the Company's Certificate of Incorporation. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding. The requisite vote required to approve the Merger under applicable law, the Company's Certificate of Incorporation, the Company's Bylaws, and any other agreement to which the Company or any other stockholder of the Company is bound is as follows: the affirmative vote of a majority of the outstanding shares of Company Capital Stock. Each share of Company Preferred Stock is convertible to Company Common Stock on a one-to-one basis. In the Merger each share of Company Preferred Stock will be entitled only to receive a number of shares of Parent Common Stock equal to the Exchange Ratio. Holders of Company Common Stock and Company Preferred Stock sufficient to approve the Merger, each of whom is an "affiliate" of the Company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have each executed a Support Agreement.

          (b) The Company has reserved 1,500,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 1,358,052 shares are subject to options that are outstanding and unexercised as of the date of this Agreement and 141,948 shares remain available for future grant as of the date of this Agreement. The Company has reserved no shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan and 222,278 shares of Common Stock for issuance upon exercise of outstanding Warrants. The Company has warrants to purchase 222,278 shares of Company Common Stock issued and outstanding. Company Schedule 2.2(b)
                                                       -----------------------
sets forth for each outstanding Company Option or Warrant, the name of the holder of such Company Option or Warrant, the domicile address of such holder, the number of shares of Common Stock subject to such Company Option or Warrant, the exercise price of such Company Option or Warrant and the vesting schedule for such Company Option or Warrant, including the extent vested to date and whether the exercisability of such Company Option or Warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options and Warrants described in Company
                                                                    -------
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or
---------------
agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. All of the Company Options and Warrants were issued in compliance with federal and state securities laws. The holders of Company Options, Warrants and Company Preferred Stock have been or will be given, or shall have properly waived, any required notice prior to the Merger.

     2.3  Subsidiaries. Other than NextVenue Europe Limited ("Subsidiary"), the
          ------------
Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom. Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted. Subsidiary is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. A true and correct copy of Subsidiary's charter documents and bylaws, each as amended to date, has been made available to Parent. Company Schedule 2.3 lists the
                                            --------------------
directors and officers of Subsidiary as of the date of this Agreement. All of the shares of capital stock of Subsidiary are owned of record and beneficially by the Company. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Subsidiary is a party or by which it is bound obligating Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of Subsidiary or obligating Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Subsidiary.

     2.4  Authority. The Company has all requisite corporate power and
          ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company Stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth on Company Schedule 2.4, subject only to the approval of the Merger
             --------------------
and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or any charter document of Subsidiary or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or Subsidiary or their properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (each a "Governmental Entity") or any third party, including a party to any agreement with the Company or Subsidiary (so as not to trigger any Conflict) is required by or with respect to the Company or Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) receipt of the California Permit (as defined in Section 5.1 hereof) by Parent or the effectiveness of the S-4 (as defined in Section 5.1 hereof), (ii) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable governmental laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Company Schedule 2.4 or which, if not obtained or made, would not have
         --------------------
a material impact on the Company.

     2.5  Company Financial Statements.  Company Schedule 2.5 sets forth the
          ----------------------------   --------------------
Company's audited consolidated balance sheet as of December 31, 1999 and the related audited consolidated statements of operations and cash flows for the twelve-month period then ended and the Company's unaudited consolidated balance sheets as of March 31, 2000 and June 30, 2000 (the "Balance Sheet") and the related unaudited consolidated statements of operations and cash flows for each of the three-month and six-month periods then ended (collectively, the "Company Financials"). The Company Financials prepared through the period ended March 31, 2000 (including the notes thereto) comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the Securities and Exchange Commission (the "SEC") with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC). The Balance Sheet and the related unaudited consolidated statements of operations and cash flows for the six-month period ended June 30, 2000 have been prepared in accordance with GAAP and, with respect to all compensation matters including deferred compensation, compensation expenses, compensation charges, stock-based compensation and Company Employee Plans (as defined in Section 2.20(a)), comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC. The Company Financials present fairly the financial condition and operating results of the Company and consolidated subsidiaries as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal audit adjustments, which such adjustments will not be material in amount or significance.

     2.6  No Undisclosed Liabilities.  Except as set forth in Company Schedule
          --------------------------                          ----------------
2.6, neither the Company nor Subsidiary has any liability, indebtedness,
---
obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices and
(iii) which is not material to the results of operations or financial condition of the Company and Subsidiary taken as a whole.

     2.7  No Changes.  Except as set forth in Company Schedule 2.7, since the
          ----------                          --------------------
date of the Balance Sheet, there has not been, occurred or arisen any:

          (a) transaction by the Company or Subsidiary except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company or the organizational documents of Subsidiary;

          (c) capital expenditure or commitment by the Company or Subsidiary, either individually or in the aggregate, exceeding $100,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company or Subsidiary (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) event or condition that has or would be reasonably expected to have a Material Adverse Effect (as defined in Section 9.2 hereof) on the Company;

          (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or Subsidiary;

          (h) revaluation by the Company or Subsidiary of any of their assets;

          (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (j) increase in the salary or other compensation payable or to become payable to any of the Company's or Subsidiary's officers or directors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person;

          (k) sale, lease, license or other disposition of any of material assets or material properties of the Company or Subsidiary or the creation of any security interest in such material assets or material properties;

          (l) amendment or termination (other than pursuant to its terms) of any material contract, agreement or license to which the Company or Subsidiary is a party or by which they are bound;

          (m) loan by the Company or Subsidiary to any person or entity, incurring by the Company or Subsidiary of any indebtedness, guaranteeing by the Company or Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business;

          (o) waiver or release of any right or claim of the Company or Subsidiary, including any write-off or other compromise of any account receivable of the Company or Subsidiary;

          (p) issuance or sale by the Company of any shares of Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) change in pricing or royalties set or charged by the Company or Subsidiary to their customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.11) to the Company or Subsidiary;

          (r) any hiring or termination of employees of the Company, except in the ordinary course of business consistent with past practices or pursuant to existing employment agreements; or

          (s) negotiation or agreement by the Company or Subsidiary or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8  Tax and Other Returns and Reports.
          ---------------------------------

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or,
              -------------------
collectively, "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.  Except as set forth in Company Schedule
              ----------------------

              (i) The Company and Subsidiary as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company and Subsidiary or their operations and such Returns are true and correct and have been completed in accordance with applicable law. Notwithstanding the foregoing, no representation or warranty is hereby made regarding the availability of any Tax attribute of the Company or Subsidiary.

              (ii) The Company and Subsidiary as of the Effective Time: (A) will have paid or accrued all Taxes that they are required to pay or accrue and (B) will have withheld with respect to their employees and all third parties all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and have timely paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws.

              (iii) Neither the Company nor Subsidiary has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or Subsidiary, nor has the Company or Subsidiary executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

              (iv) No audit or other examination of any Return of the Company or Subsidiary is currently in progress, nor has the Company or Subsidiary been notified of any request for such an audit or other examination. No adjustment relating to any Return filed by the Company or any of its subsidiaries (and no claim by a tax authority in a jurisdiction in which the Company or any of its subsidiaries does not file returns that the Company or any of its subsidiaries may be subject to taxation by such jurisdiction) has been proposed formally or, to the knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

              (v) Neither the Company nor Subsidiary has any liabilities for unpaid federal, state, local and foreign Taxes for periods through the date of the Balance Sheet which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company or Subsidiary, their assets or operations. Since March 31, 2000, neither the Company nor Subsidiary has incurred any liability for Taxes other than in the ordinary course of business.

              (vi) The Company has provided to Parent copies of all federal and material state income and all state sales and use Tax Returns that have been filed for all periods since the date of Company's incorporation.

              (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company or Subsidiary relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

              (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or Subsidiary.

              (ix) None of the Company's or Subsidiary's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

              (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the

Code. Notwithstanding the foregoing, no representation or warranty is hereby made regarding the effect, if any, on the deductibility of any payment covering any employee or former employee of the Company or Subsidiary, of the execution or operation of the Stock Restriction Agreements pursuant to Section 6.3(r) hereof.

              (xi) Neither the Company nor Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or Subsidiary.

              (xii) Neither the Company nor any of its subsidiaries (i) has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a consolidated group the common parent of which is the Company), (ii) is a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (iii) is liable for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (iv) is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

              (xiii) The Company is not and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

              (xiv) The Company has no reason to believe that the Merger will fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

              (xv) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     2.9  Restrictions on Business Activities.  There is no agreement
          -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or Subsidiary is a party or otherwise binding upon the Company or Subsidiary which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company or Subsidiary, any acquisition of property (tangible or intangible) by the Company or Subsidiary or the conduct of business by the Company or Subsidiary or otherwise limiting the freedom of the Company or Subsidiary to engage in any line of business or to compete with any person. Without limiting the foregoing, each of the Company and Subsidiary have not entered into any agreement under which the Company or Subsidiary is restricted from selling, licensing or otherwise distributing any of their products or technologies, or providing services to, any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.10 Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) Neither the Company nor Subsidiary own any real property, nor have they ever owned any real property. Company Schedule 2.10(a) sets forth a list of
                                   ------------------------
all real property currently leased by the Company and/or Subsidiary, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Each of the Company and Subsidiary has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Company Schedule 2.10(b) and except for Liens
                                ------------------------
for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

          (c) Company Schedule 2.10(c) contains a complete and accurate list of
              ------------------------
all material items of equipment (the "Equipment") owned or leased by the Company or Subsidiary, and such Equipment (i) is adequate for the conduct of the business of the Company and/or Subsidiary as currently conducted and as currently contemplated to be conducted, and (ii) is in good operating condition, regularly and properly maintained, subject to normal wear and tear.

     2.11 Intellectual Property.
          ---------------------

          (a) Definitions.  For all purposes of this Agreement, the following
              -----------
terms shall have the following respective meanings:

     "Intellectual Property" shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, development tools, documentation, designs, files, records, data and all media on which any of the foregoing is recorded, all Web addresses, sites and domain names, and mask works, (ii) inventions (whether or not patentable), invention disclosures, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections, customers lists and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites,
(vii) tools, methods and processes, and (viii) all instantiations and disclosures of the foregoing in any form and embodied in any media and all documentation relating to the foregoing.

     "Intellectual Property Rights" shall mean common law and statutory rights associated with (i) any Intellectual Property, (ii) patents and patent applications, (iii) copyrights, copyright registrations, copyright applications and "moral" rights, (iv) the protection of trade and industrial secrets and confidential information, (v) trademarks, trade names, service marks, logos, trademark and servicemark registrations and applications and application therefor and all goodwill associated therewith throughout the world, (vi) divisions, continuations, continuations-in-part, renewals, reissuances, provisionals and extensions of the foregoing (as applicable), all mask works, mask work registrations and applications therefore throughout the world.

     "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company or Subsidiary.

     "Registered Intellectual Property Rights" shall mean Intellectual Property Rights currently applied for or that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority anywhere in the world.

          (b) Company Schedule 2.11(b) lists all Registered Intellectual
              ------------------------
Property Rights owned in whole or in part by, or filed in the name of, the Company or Subsidiary (the "Company Registered Intellectual Property Rights") and lists any proceedings or actions in which any of the Company Registered Intellectual Property Rights are being adjudicated before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world).

          (c) Each item of Company Intellectual Property, including all Company Registered Intellectual, is free and clear of any Liens. The Company or Subsidiary is the exclusive owner or exclusive licensee of all Company Intellectual Property Rights.

          (d) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and (ii) as set forth on Company Schedule
                                                               ----------------
2.11(g), to the extent that any Company Intellectual Property has been developed
-------
or created independently or jointly by any person other than the Company or Subsidiary for which the Company or Subsidiary has, directly paid or otherwise obtained rights thereon, the Company or Subsidiary has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership, and is the exclusive owner of, or is exclusive licensee of, all such Intellectual Property and corresponding Intellectual Property Rights therein by operation of law or by valid assignment.

          (e) Neither the Company nor Subsidiary has transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

          (f) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and (ii) as set forth in Company Schedule
                                                               ----------------
2.11(g), the Company Intellectual Property constitutes all the Intellectual
-------
Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company or Subsidiary as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development). Consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of the Company or Subsidiary in any Company Intellectual Property.

          (g) Other than "shrink-wrap" and similar widely distributed binary code and commercial end-user licenses, Company Schedule 2.11(g) lists all
                                       ------------------------
contracts, licenses and agreements to which the Company or Subsidiary is a party with respect to any Intellectual Property and Intellectual Property Rights as of the date of this Agreement. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company or Subsidiary has ownership rights or license rights to improvements made by the Company or Subsidiary in such Intellectual Property which has been licensed to the Company.

          (h) Other than "shrink-wrap" and similar widely distributed binary code and commercial end-user licenses, Company Schedule 2.11(h) lists all
                                       ------------------------
contracts, licenses and agreements between the Company and Subsidiary and any other person wherein or whereby the Company or Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or Subsidiary or such other person of the Intellectual Property Rights of any person other than the Company or Subsidiary.

          (i) The operation of the business of the Company and Subsidiary as it currently is conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company has not, does not and, to the Knowledge of the Company, will not infringe or misappropriate the Intellectual Property Rights of any person, or violate similar rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices in violation of the applicable laws of any jurisdiction, and neither the Company nor Subsidiary has received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or Subsidiary infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (j) Each item of Company Registered Intellectual Property is currently valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Other than as set forth in Company Schedule
                                                             ----------------
2.11(j), there are no actions that must be taken by the Company or Subsidiary
-------
within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property Rights. In each case in which the Company or Subsidiary has acquired any Intellectual Property rights from any person, either the Company or Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the corresponding Intellectual Property Rights therein to the Company or Subsidiary and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, either the Company or Subsidiary has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (k) There are no contracts, licenses or agreements between the Company or Subsidiary and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or Subsidiary thereunder.

          (l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise (to the extent that such transactions are deemed to effect such assignment) of any contracts or agreements to which the Company is a party, will result in: (i) Parent, Merger Sub, Subsidiary or the Company granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent, Merger Sub, Subsidiary or the Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses, or (iii) Parent, Merger Sub, Subsidiary or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

          (m) Other than as set forth in Company Schedule 2.11(m), to the
                                         ------------------------
Knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

          (n) The Company and Subsidiary have taken all reasonable steps that are required to protect their rights in confidential information and trade secrets of the Company or Subsidiary or provided by any other person to the Company or Subsidiary. Without limiting the foregoing, the Company and Subsidiary have, and enforce, a policy requiring each employee and consultant to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard form. All current and former employees and consultants of the Company and Subsidiary have executed such an agreement in substantially the Company's standard form except where the failure to do so is not reasonably expected to be material to the Company and Subsidiary taken as a whole.

          (o) To the Knowledge of the Company, no Company Intellectual Property or other Intellectual Property Rights of the Company is subject to any proceeding or outstanding decree, order, judgment, settlement or agreement that restricts in any manner the use, transfer or licensing thereof by the Company or affects the validity, use or enforceability of such Company Intellectual Property.

     2.12 Agreements, Contracts and Commitments
          -------------------------------------

          (a) Except as set forth on Company Schedule 2.12(a), neither the
                                     ------------------------
Company nor Subsidiary has, is a party to or is bound by, as of the date of this
Agreement:

              (i)    any collective bargaining agreements,

              (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

              (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

              (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

              (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

              (vi)   any fidelity or surety bond or completion bond,

              (vii) any lease of personal property having a value individually in excess of $25,000 individually or $100,000 in the aggregate,

              (viii) any agreement of indemnification or guaranty,

              (ix) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate,

              (x) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

              (xi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

              (xii) any purchase order or contract for the purchase of raw materials involving in excess of $25,000 individually or $100,000 in the aggregate,

              (xiii) any construction contracts,

              (xiv) any distribution, joint marketing or development agreement,

              (xv) any agreement pursuant to which the Company or Subsidiary has developed and/or delivered or has received funds from any Governmental Entity to develop and/or deliver any Intellectual Property,

              (xvi)  any bandwidth or co-location agreement, or

              (xvii) any other agreement, contract or commitment involving in excess of $25,000 individually or $100,000 in the aggregate.

          (b) The Company has delivered or made available to Parent a correct and complete copy of each written agreement (as amended to date) listed in Company Schedule 2.4, Company Schedule 2.10(a), Company Schedule 2.11(g),
--------------------  ------------------------  ------------------------
Company Schedule 2.11(h), Company Schedule 2.12 and Company Schedule 2.20(b) and
------------------------  ---------------------     ------------------------
a written summary setting forth the terms and conditions of each oral agreement referred to in such Company Schedules (collectively, all such agreements are referred to as the "Contracts". With respect to each such Contract: (A) the agreement, with respect to the Company and Subsidiary and, to the Company's Knowledge, all other parties thereto, is legal, valid, binding, enforceable, and in full force and effect in all respects; (B) neither the Company or Subsidiary nor, to the Company's Knowledge, any other party is in breach or default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) no party has repudiated any provision of the agreement; and (D) the Company does not have any reason to believe that the service called for thereunder cannot be supplied in accordance with its terms and without resulting in a loss to the Company or Subsidiary. Following the Effective Time, the Company will be permitted to exercise all of the Company's rights under such agreements to the same extent the Company would have been able to had the Merger not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (c) Warranties; Indemnities.  Except for the warranties and
              -----------------------
indemnities contained in those contracts and agreements set forth in Company
                                                                     -------
Schedule 2.12(a)(viii) and warranties implied by law, neither the Company nor
----------------------
Subsidiary has given any warranties or indemnities relating to products or technology sold or services rendered by the Company or Subsidiary.

     2.13 Interested Party Transactions.  No officer, director or, to the
          -----------------------------
Company's Knowledge, stockholder of the Company or Subsidiary is a party to any transaction which would be required to be disclosed under Item 404 of Regulation S-K of the rules and regulations under the Securities Act if the companies were reporting companies.

     2.14 Compliance with Laws.  The Company and Subsidiary have complied in all
          --------------------
material respects with, and are not in violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.15 Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending or to the Company's Knowledge threatened against the Company or Subsidiary, their properties or any of their officers or directors, in their respective capacities as such. To the Company's knowledge, there is no investigation pending or threatened against the Company or Subsidiary, their properties or any of their officers or directors by or before any governmental entity. Company Schedule 2.15 sets forth, with respect to any such pending or
        ---------------------
threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the Company's knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the Company or Subsidiary to conduct its business or offer or sell any of its products or services.

     2.16 Insurance.  With respect to the insurance policies and fidelity bonds
          ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or Subsidiary, there is no claim by the Company or Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and Subsidiary are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17 Minute Books.  The minute books of the Company made available to
          ------------
counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all actions taken at such meetings or actions by written consent since the time of incorporation of the Company.

     2.18 Environmental Matters.
          ---------------------

          (a) Hazardous Material.  Neither the Company nor Subsidiary has
              ------------------
operated any underground storage tanks, and neither has Knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company or Subsidiary has at any time owned, operated, occupied or leased. Neither the Company nor Subsidiary has released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). No Hazardous Materials are present as a result of the actions or omissions of the Company or Subsidiary, or, to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or Subsidiary has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  Neither the Company nor
              ------------------------------
Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company or Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  Each of the Company and Subsidiary currently holds all
              -------
environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company or Subsidiary as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or Subsidiary. The Company is not aware of any fact or circumstance which could involve the Company or Subsidiary in any environmental litigation or impose upon the Company or Subsidiary any environmental liability.

     2.19 [Intentionally omitted.]

     2.20 Employee Matters and Benefit Plans.
          ----------------------------------

          (a) Definitions.  With the exception of the definition of "Affiliate"
              -----------
set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i) "Affiliate" shall mean any other person or entity under common control with the Company or Subsidiary within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

              (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

              (iii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, and whether or not legally binding, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company, Subsidiary or any Affiliate for the benefit of any Employee, or with respect to which the Company, Subsidiary or any Affiliate has or may have any liability or obligation contingent or otherwise;

          (iv)   "DOL" shall mean the Department of Labor;

          (v) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company, Subsidiary or any Affiliate;

          (vi) "Employment Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company, Subsidiary or any Affiliate and any Employee or consultant;

          (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

          (ix) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

          (x)    "IRS" shall mean the Internal Revenue Service;

          (xi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA;

          (xii)  "PBGC"  shall mean the Pension Benefit Guaranty Corporation;
and

          (xiii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

     (b) Schedule.  Company Schedule 2.20(b) contains an accurate and complete
         --------   ------------------------
list of each Company Employee Plan, International Employee Plan, and each Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such

Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employment Agreement. Company Schedule
                                                            ----------------
2.20(b) also contains a table setting forth the name and salary of each employee
-------
of the Company and Subsidiary as of the date of this Agreement.

          (c) Documents. The Company has provided or made available to Parent
              ---------
correct and complete copies, if applicable, of: (i) all documents embodying each Company Employee Plan, International Employee Plan, and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; and (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter intended to qualify under Section 401 of the Code.

          (d) Employee Plan Compliance. (i) Each of the Company and Subsidiary
              ------------------------
has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with the terms thereof, without material liability to the Parent, Company, Subsidiary or any of their Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

     (e) Pension Plans.  Neither the Company nor any Subsidiary has ever
         -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (f) Collectively Bargained, Multiemployer and Multiple Employer Plans.  At
         -----------------------------------------------------------------
no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

     (g) No Post-Employment Obligations. No Company Employee Plan provides, or
         ------------------------------
has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither the Company nor any Subsidiary has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

     (h) Health Care Compliance.  To the Knowledge of the Company, neither the
         ----------------------
Company, Subsidiary nor any of their Affiliates has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

     (i) Effect of Transaction.  The execution of this Agreement and the
         ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

     (j) Employment Matters.  The Company (i) is in compliance with all
         ------------------
applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees by virtue of employment, the Merger or otherwise; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (k) Labor. No work stoppage or labor strike against the Company or
              -----
Subsidiary is pending, or, to the Knowledge of the Company, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Company Schedule 2.20(k), there
                                                ------------------------
are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company or Subsidiary. Neither the Company nor Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor Subsidiary is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or Subsidiary.

          (l) International Employee Plan. Each International Employee Plan has
              ---------------------------
been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan in accordance with the terms thereof at any time for any reason without liability to the Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

     2.21 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company (as modified by the Company Schedules) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The information furnished on or in any documents mailed, delivered or otherwise furnished to Company Stockholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     As of the date hereof and as of the Closing Date, Parent and Merger Sub represent and warrant to the Company, subject to such exceptions as are clearly disclosed in the disclosure letter (referencing the appropriate Section and paragraph numbers corresponding to the terms of this Agreement) supplied by the Parent to the Company (the "Parent Schedules") and dated as of the date hereof, as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent.

     3.2  Authority. Parent and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The execution and delivery of this Agreement by Parent and Merger Sub does not and, as of the Effective Time, the consummation of the transactions contemplated hereby will not Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of the Company or Merger Sub; or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties its assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, (so as not to trigger any Conflict) is required by or with respect to the Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) receipt of the California Permit by Parent or the effectiveness of the S-4, (ii) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (v) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Parent Schedule 3.2,
                                                            -------------------
or which, if not obtained or made, would not have a Material Adverse Effect on Parent.

     3.3  Capital Structure.
          -----------------

             (a) As of the date hereof, (i) the authorized stock of Parent consists of 413,100,000 shares of Common Stock, of which 108,298,220 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, none of which is issued or outstanding, and (ii) there are outstanding options and warrants to purchase fewer than 17,153,918 shares of Parent Common Stock. The authorized capital stock of Merger Sub consists of 50,000,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable.

             (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws.

     3.4  SEC Documents; Parent Financial Statements.  Parent has furnished or
          ------------------------------------------
made available to the Company true and complete copies of all reports or registration statements filed by it with the SEC since February 1, 2000, all in the form so filed (all of the foregoing being collectively referred to as the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC prior to the date hereof. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent and consolidated subsidiaries at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). The unaudited balance sheet of Parent as of March 31, 2000 set forth in the Parent SEC Documents is hereinafter referred to as the "Parent Balance Sheet."

     3.5  No Undisclosed Liabilities.  Parent has no liability, indebtedness,
          --------------------------
obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Parent Balance Sheet, (ii) has not arisen in the ordinary course of the Parent's business since the date of the Parent Balance Sheet, consistent with past practices, or (iii) would have a Material Adverse Effect on Parent.

     3.6  No Material Adverse Change.  Since the date of the Parent Balance
          --------------------------
Sheet, there has not occurred any event or condition of any character that has had a Material Adverse Effect on Parent.

     3.7  Tax and Other Returns and Reports.
          ---------------------------------

               (a)  Tax Returns and Audits.
                    ----------------------

                         (i)   As of the Effective Time, Parent will have
prepared and timely filed all material required federal, state, local and foreign Returns, relating to any and all Taxes concerning or attributable to Parent or its operations (including those of its direct and indirect subsidiaries) and such Returns shall be true and correct and have been completed in accordance with applicable law. Notwithstanding the foregoing, no representation or warranty is hereby made regarding the amount or availability of any Tax attribute of Parent.

                         (ii)  As of the Effective Time, Parent or its
Subsidiaries, (A) will have paid or accrued all Taxes that Parent and any of its Subsidiaries is required to pay or accrue and (B) will have withheld with respect to employees of the Parent and any of its Subsidiaries all federal and state income taxes, FICA, FUTA, and other Taxes required to be reported and withheld, and have timely paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws.

                         (iii) Parent and its Subsidiaries have not been
delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

                         (iv)  No audit or other examination of any Return of
Parent or any of its Subsidiaries is currently in progress, nor has Parent or any of its Subsidiaries been notified of any request for such an audit or other examination. No adjustment relating to any Return filed by Parent or any of its subsidiaries (and no claim by a tax authority in a jurisdiction in which Parent or any of its subsidiaries does not file returns that Parent or any of its subsidiaries may be subject to taxation by such jurisdiction) has been proposed formally or, to the knowledge of Parent, informally by any tax authority to Parent or any representative thereof.

                         (v)   There are (and as of immediately following the
Effective Date there will be) no Liens on the assets of Parent or any of its Subsidiaries relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                         (vi)  Parent has no reason to believe that the Merger
will fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                         (vii) Merger Sub has been formed in connection with,
and solely for the purpose of effectuating, the Merger. It does not, and will not at any time prior to the Effective Time, have any operations or assets, other than Parent Common Stock and cash (in lieu of fractional shares) that will be issued to the Company's stockholders in connection with the Merger.

     3.8  Intellectual Property.  For the purposes of this Agreement, the
          ---------------------
following terms have the following definitions:

                     "Parent Intellectual Property" shall mean any Intellectual
               Property that is owned by, or exclusively licensed to, Parent.

                     "Parent Registered Intellectual Property" means all of the
               Registered Intellectual Property owned by, or filed in the name of, the Parent.

               (a) The operation of the business of Parent as it currently is conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Parent has not, does not and, to the Knowledge of Parent, will not infringe or misappropriate the Intellectual Property Rights of any person, or violate similar rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices in violation of the applicable laws of any jurisdiction, and Parent has received no notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Parent infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               (b) Each item of material Parent Registered Intellectual Property is currently valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such material Parent Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Parent Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. In each case in which Parent has acquired any material Intellectual Property rights from any person, Parent has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the corresponding Intellectual Property Rights therein to Parent and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Parent has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

               (c) To the Knowledge of Parent, no material Parent Intellectual Property or material Intellectual Property Rights of Parent is subject to any proceeding or outstanding decree, order, judgment, settlement or agreement that restricts in any manner the use, transfer or licensing thereof by Parent or affects the validity, use or enforceability of such Parent Intellectual Property.

     3.9  Agreements, Contracts, Commitments.  Parent is in compliance in all
          ----------------------------------
material respects with and has not, in any material respects, breached, violated or defaulted under or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment that is included in any Parent SEC Documents filing a "Material Contract" pursuant to Item 601(b)(10) of Regulation S-K of the Rules and Regulations promulgated under the Securities Act ( a "Parent Contract"). Each Parent Contract is in full force and effect and is not subject to any default thereunder by Parent and to the Knowledge of Parent no other party to a Parent Contract is in default thereunder of which Parent has Knowledge by any party obligated to Parent or its subsidiaries pursuant thereto.

     3.10 Interested Party Transactions.  To Parent's Knowledge, no executive
          -----------------------------
officer or director of Parent is a party to any transaction required to be disclosed under Item 404 of Regulation S-K of the Rules and Regulations promulgated under the Securities Act that has not been disclosed in the Parent SEC Documents.

     3.11 Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending or, to the Knowledge of Parent, threatened against Parent, its properties or any of its officers or directors, in their respective capacities as such. To the Knowledge of Parent, there is no investigation pending or threatened against Parent, its properties or any of its officers or directors by or before any governmental entity. To the Knowledge of Parent, no Governmental Entity has at any time challenged or questioned the legal right of Parent to conduct its business or offer or sell any of its products or services.

     3.12 Brokers' and Finders' Fees; Third Party Expenses.  Parent has not
          ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.13 Compliance with Laws.  Parent has complied in all material respects
          --------------------
with, and is not in material violation of, and has not received any notice of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     3.14 Minute Books.  The minute books of Parent made available to counsel
          ------------
for the Company are the only minute books of Parent and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Parent.

     3.15 Employee Matters and Benefit Plans.
          ----------------------------------

          (a) Definitions.  The following terms shall have the meanings set
              -----------
forth below:

                (i) "Parent Affiliate" shall mean any other person or entity under common control with Parent within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

          (ii) "Parent Employee" shall mean any current, former, or retired employee, officer, or director of Parent or any Parent Affiliate; and

          (iii) "Parent Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, and whether or not legally binding, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Parent or any Parent Affiliate for the benefit of any Parent Employee, or with respect to which Parent or any Parent Affiliate has or may have any liability or obligation contingent or otherwise.

     (b)  Employee Plan Compliance.  (i) Parent has performed in all material
          ------------------------
respects all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Parent Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Parent Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Parent Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of Parent, threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; (v) there are no audits, inquiries or proceedings pending or, to the knowledge of Parent or any Parent Affiliates, threatened by the IRS or DOL with respect to any Parent Employee Plan; and (vi) neither Parent nor any Parent Affiliate is subject to any penalty or tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

     (c)  Employment Matters.  Parent (i) is in compliance in all material
          ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees;
(ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Parent Employees by virtue of employment or otherwise; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (d) Labor.  No work stoppage or labor strike against Parent is
              -----
pending, or, to the Knowledge of Parent, threatened.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its and Subsidiary's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its and Subsidiary's debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its and Subsidiary's present business organization, keep available the services of its and Subsidiary's present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it and Subsidiary, all with the goal of preserving unimpaired its and Subsidiary's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any material event involving or adversely affecting the Company, Subsidiary or their business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or as set forth on Section 4.1 of the Company Disclosure Schedule, the Company shall not, nor shall it permit Subsidiary to, without the prior written consent of Parent:

          (a) Enter into any commitment, activity or transaction (including making any capital expenditure or entering in to a commitment to make any capital expenditure) (i) not in the ordinary course of business, (ii) which involves more than $250,000 individually or $1,000,000 in the aggregate or (iii) which has a term longer than one year;

          (b) (i) Except for the granting of non-exclusive licenses of object code relating to the sale of the Company's products shipping on the date hereof entered into in the ordinary course of business, sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity,
(iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, (iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

     (c) Terminate any employees other than for cause or encourage any employees to resign from the Company or hire any employee other than pursuant to (i) the hiring of replacement employees pursuant to Section 6.3(o) hereof or (ii) the plan set forth on Schedule 4.1(c);
                  ---------------

     (d) Enter into any bandwidth or co-location agreement with a term of longer than six months;

     (e) Amend or otherwise modify (or agree to do so), or violate the terms of, any of the agreements set forth or described in the Company Schedules;

     (f) Commence or settle any litigation;

     (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Company Capital Stock upon the termination of service of any service providers of Company in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Parent, (ii) conversion of Company Preferred Stock and (iii) exercises or conversion of Company Convertible Securities;

     (h) Issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for (i) issuances of Company Capital Stock upon exercise or conversion of Company Convertible Securities or Company Preferred Stock outstanding as of the date of this Agreement, (ii) issuances of Company Options in the ordinary course of business consistent with past practice; provided, however, that in no event shall the Company issue Company Options (A) to purchase more than 50,000 shares (in any one case) or 250,000 shares (in the aggregate), (B) with an exercise price of less than 90% of (x) the average closing price of Parent Common Stock on the NASDAQ stock market for the ten days prior to the grant divided by the (y) Exchange Ratio calculated as of such date or (C) which do not vest on the Company's standard four-year vesting schedule, with no vesting occurring prior to the first anniversary of the date of grant, and (iii) issuances of up to 250,000 shares of Company Common Stock as contemplated by Section 5.6 below;

     (i) Cause or permit any amendments to its Certificate of Incorporation or Bylaws or other organizational documents or change the composition of the Board of Directors of the Company or Subsidiary;

     (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

     (k) Sell, lease, license or otherwise dispose of any of the assets or properties of Company which are not Company Intellectual Property other than in the ordinary course of business and consistent with past practices, or create any security interest on any property or assets;

     (l) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

     (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any employee or consultant, except in each case for payments made pursuant to written agreements in effect as of the date hereof and disclosed on
Schedule 4.1(m), or increase in the salary or other compensation payable or to
---------------
become payable by Company to any of its officers, directors, or employees or declare, pay or make any commitment or obligation of any kind for the payment by Company of a bonus or other additional salary or compensation to any such person, or adopt or amend any employee benefit plan or enter into any employment contract;

     (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

     (o) Take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock or amend, modify or waive any term or provision of any stock restriction or repurchase agreement to which the Company is party;

     (p) Pay, discharge or satisfy, in an amount in excess of $25,000 individually or $100,000 in the aggregate any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements;

     (q) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

          (s) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (t) Waive or commit to waive any rights with a value in excess of $25,000 individually or $100,000 in the aggregate;

          (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (v) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

          (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation.  Until the earlier of the Effective Time and the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or Subsidiary (whether by way of merger, purchase of capital stock, purchase of assets, license or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or Subsidiary, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets, license or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or Subsidiary, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets, license or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or Subsidiary, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or Subsidiary (whether by way of merger, purchase of capital stock, purchase of assets, license or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or Subsidiary by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. In addition, until the End Date, the Company agrees that it will not file an amendment to its registration statement with the SEC to register any of its equity securities.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Fairness Hearing; Stockholder Approval.
          --------------------------------------

               (a) As soon as reasonably practicable following the execution of this Agreement, but in no event later than August 14, 2000, Parent and Company shall prepare the necessary documents and Parent shall apply to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California (after a hearing before such Commissioner) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under
Section 3(a)(10) of the Securities Act; provided, however, that Parent shall not be responsible for any delay resultant from a failure of the Company to provide information reasonably required in connection with the California Permit application process. Company and Parent will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. As promptly as practical after the date of this Agreement, Parent and Company shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement. The Company shall use reasonable and good faith efforts to assist Parent as may be necessary to cause the Permit Application and any solicitation material sent to stockholders of the Company to comply with the securities and blue sky laws.

               (b) In the event 90 days shall have elapsed since the filing of the application for the California Permit and Parent shall have not received the California Permit, as promptly as practicable thereafter, Parent shall prepare and file, with the full cooperation of the Company, with the SEC a Registration Statement on Form S-4 (the "S-4"), which will contain a proxy statement to be
                            ---
sent to the stockholders of the Company (the "Proxy Statement") to register the
                                              ---------------
shares of Parent Common Stock to be issued pursuant to the Merger. The Company shall provide to Parent and its counsel for inclusion in the Proxy Statement, in form reasonably satisfactory to Parent and its counsel, such information concerning the Company that Parent or its counsel may reasonably request for purposes of preparing the S-4. Each of the Company and Parent will respond to any comments of the SEC and will use its respective commercially reasonable efforts to have the S-4 declared effective by the SEC under the Securities Act as promptly as practicable after such filing and the Company will cause the Proxy Statement to be mailed to the Company Stockholders at the earliest practicable time after the S-4 is declared effective by the SEC. Each party will notify the other parties hereto promptly of the receipt of any comments from the SEC or its staff for amendments or supplements to the S-4 and will supply the other parties with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the S-4 or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the S-4 and/or the Proxy Statement, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing such amendment or supplement with the SEC.

          (c) As promptly as practicable after the receipt of a California Permit or the effectiveness of the Registration Statement, as the case may be, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law and its Certificate of Incorporation and Bylaws. Such submission shall also include a solicitation of approval of (i) the escrow obligations of the Company Stockholders set forth in Article VII hereof and the deposit of Parent Common Stock equal to the Escrow Amount into the Escrow Fund and (ii) in favor of the appointment of J. Markham Green as Securityholder Agent, under and as defined in the Agreement. The Company shall use its best efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable and in any event no later than 30 days following the receipt of the California Permit or effectiveness of the S-4 as the case may be. The materials submitted to the Company's stockholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement, and the transactions contemplated hereby. The Company shall (i) give Company Stockholders sufficient notice such that Company Stockholders will not be able to exercise appraisal rights if they have not perfected such appraisal rights prior to Closing, pursuant to Section 262 of Delaware Law or (ii) obtain the affirmative approval of the holders of at least 98% of the Company Capital Stock entitled to vote thereon.

     5.3  Restrictions on Transfer.  All certificates representing Parent Common
          ------------------------
Stock deliverable to any stockholder of the Company pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, or similar event) also shall bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any federal, state, local or foreign law governing such securities.

     5.4  Access to Information.  Each party shall afford the others and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours and upon reasonable notice during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this

Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.5  Confidentiality.  Each of the parties hereto hereby agrees to keep the
          ---------------
terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby confidential in accordance with the terms of the Confidentiality Agreement, dated as of July 13, 2000 between Parent and the Company.

     5.6  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Prior to the Effective Time, the Company shall satisfy all of its Third Party Expenses and all costs, obligations and expenses related to its registration statement filed in May 2000 (collectively, the "Third Party Obligations") as follows: (i) to the Company's financial advisors in connection with the Merger by payment of up to $1,000,000 in cash and issuance of shares of Company Common Stock and (ii) to any attorneys, accountants, investment bankers, financial printers or other consultants or professionals (other than to financial advisors described in clause (i) above) in connection with the Merger and the Company's registration statement filed in May 2000 by payment of up to $1,300,000 in cash and issuance of shares of Company Common Stock; provided, however, that the Company shall not issue more than 250,000 shares of Company Common Stock in the aggregate pursuant to the foregoing Third Party Obligations described in clauses (i) and (ii), and all such shares of Company Common Stock shall have been duly issued prior to the Effective Time and shall be reflected in the list provided to Parent pursuant to
Section 5.23 hereof. The issuance of shares in accordance with this Section 5.6 shall be made to no more than five (5) persons or entities all of whom must be "accredited investors" as defined in Section 501 of Regulation D under the Securities Act.

     5.7  Public Disclosure.  Unless otherwise required by law (including,
          -----------------
without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.8  Consents.  The Company shall use commercially reasonable efforts to
          --------
obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Schedules) so as to preserve all rights of and benefits to the Company thereunder following the consummation of the Merger.

     5.9  FIRPTA Compliance.  On or prior to the Closing Date, the Company shall
          -----------------
deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) (a "FIRPTA Compliance Certificate").

     5.10 Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent, the Company or Subsidiary or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company, Subsidiary or their affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or, to own or exercise control of such assets, properties and stock.

     5.11 Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; in either case, such that the conditions set forth in Section 6.2(a) or Section 6.3(a), as the case may be, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.12 Affiliate Agreements.  Schedule 5.12 sets forth a list of those
          --------------------
persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Company Affiliate") promulgated under the Securities Act. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent prior to the Closing, from each of the Company Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit D
                                                               ---------
("Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13 Stockholder Lock-up Letters.  The Company shall use its commercially
          ---------------------------
reasonable efforts to cause each Company Stockholder and each holder of Company Options to enter into a Stockholder Lock-Up Letter.

     5.14 HSR Act.  As soon as may be reasonably practicable, but in no event
          -------
later than August 14, 2000, to the extent applicable, the Company and Parent (and/or any applicable Company Stockholder) each shall file, and the Company shall use commercially reasonable efforts to cause any applicable stockholder of the Company to file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent (and/or any applicable stockholder) each shall, the Company shall use commercially reasonable efforts to cause any applicable stockholder of the Company to promptly (a) supply the others with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent, the Company or Subsidiary or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company Subsidiary or their affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.15 Appointment of Member to the Board of Directors of Parent. The Company
          ---------------------------------------------------------
shall appoint Nicholas Balletta to the Board of Directors of Parent ("Company Board Representative") effective as of the Closing Date. The term of such director's appointment to the Board of Directors of Parent shall expire at the Parent's annual meeting which is at least two years from the Closing Date.

     5.16 Termination of 401(k).  The Company agrees to terminate its 401(k)
          ---------------------
plan immediately prior to Closing, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with notice of such election at least ten (10) days before the Effective Time. The Company shall follow such termination procedures as Parent shall reasonably specify.

     5.17 Conversion of Preferred Stock.  The Company shall use its commercially
          -----------------------------
reasonable efforts to cause each outstanding share of Company Preferred Stock to be converted to Company Common Stock as of prior to the Effective Time.

     5.18 S-8 Registration.  Not later than the later of (i) November 14, 2000
          ----------------
or (ii) fifteen (15) days after the Closing Date, Parent shall file with the SEC a registration statement on Form S-8 registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options held by persons for whom registration on Form S-8 is available that were assumed by Parent pursuant to
Section 1.6(b)(ii) hereof.

     5.19 Indemnification.  From and after the Effective Time, Parent will cause
          ---------------
the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification provisions between the Company and its directors and officers in effect immediately prior to the Effective Time (the "Indemnified Parties") under the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of four years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

     5.20 Estimated Third Party Expenses.  Not less than three (3) business days
          ------------------------------
prior to the Closing Date, the Company shall provide Parent with a statement setting forth an estimate of Third Party Expenses (the "Estimated Third Party Expenses") incurred by the Company.

     5.21 Nasdaq Listing.  Parent shall use commercially reasonable efforts to
          --------------
ensure that at the Effective Time, the shares of Parent Common Stock to be delivered to the Company Stockholders pursuant to this Agreement shall have been accepted for quotation on the Nasdaq National Market, subject to notice of issuance.

     5.22 Employment Offers.  Within thirty (30) days after the date hereof,
          -----------------
Parent shall offer "at will" employment (the "Parent Offer") to all of the employees of the Company (effective upon the consummation of the Merger), on terms which are not less favorable, taken as a whole, with respect to salary, title and position as such employee had on the date hereof; provided, however, that the officers of the Company may not be offered positions as officers of the Surviving Corporation or Parent upon consummation of the Merger. The Company shall use its commercially reasonable efforts to cause each of its employees to accept the offer of employment made by Parent pursuant to the preceding sentence, including without limitation executing and delivering Parent's standard confidentiality and assignment of inventions agreement.

     5.23 Stockholder List.  At least two business days prior to the Closing
          ----------------
Date, the Company shall provide Parent with an updated list of outstanding Company Capital Stock, Company Options, Warrants and any other Company Convertible Securities that will be outstanding as of the Closing Date.

     5.24 Tax-free Reorganization.  Neither the Company nor Parent shall take or
          -----------------------
cause to be taken any action that would reasonably be expected to disqualify the Merger as a tax-free "reorganization," within the meaning of Section 368(a) of the Code, and the Company and Parent shall not take or cause to be taken any position on any Return or in any financial statement or otherwise that is inconsistent with the treatment of the Merger as a reorganization.

     5.25 Company Registration Statement.  The Company shall use commercially
          ------------------------------
reasonable efforts to withdraw its registration statement on Form S-1 pursuant to Rule 477 of the Securities Act. The Company will not file any amendment or supplement to its previously filed registration statement.

     5.26 Warrant Waivers.  The Company shall use its commercially reasonable
          ---------------
efforts to have each holder of Company Preferred Stock waive (the "Waivers") any Co-Investment Rights (as set forth in the Certificate of Designations for the Company Preferred Stock) with respect to the issuance of the Warrants. To the extent the Company does not receive a Waiver from a particular holder, a number of shares of Company Capital Stock that such holder would be entitled to subscribe to under the Certificate of Incorporation in respect of the Warrants will be deemed outstanding immediately prior to the Effective Time for purposes of computing the Exchange Ratio.

     5.27 Closing Cash Balance.  The Company will ensure that the Cash Amount
          --------------------
that will be reflected on the Company's Closing Date Balance Sheet (as defined below) is no less than an amount (the "Minimum Cash Balance") equal to (i) $20.5 million if the Closing Date occurs on August 31, 2000, (ii) $19.0 million if the Closing Date occurs on September 30, 2000, (iii) $17.0 million if the Closing Date occurs on October 31, 2000, (iv) $15.5 million if the Closing Date occurs on November 30, 2000, (v) $14.0 million if the Closing Date occurs on December 31, 2000, or (vi) in the event that the Closing occurs other than on one of the foregoing dates (the "Month-End Dates"), an amount equal to the Minimum Cash Balance for the next subsequent Month-End Date after the actual Closing Date plus the product of (A) the number of days elapsed in the then-current calendar month divided by the total number of days in the then-current calendar month and
(B) the difference between the Minimum Cash Balance for the immediately preceding Month-End Date and the Minimum Cash Balance for the next subsequent Month-End Date. Two business days prior to the Closing, the Company shall deliver to Parent a certificate executed by its Chief Financial Officer stating a good faith estimate, based on reasonable assumptions, of the Company's Cash Amount that will be reflected on the Company's balance sheet (the "Estimated Closing Date Balance Sheet") as of the Closing Date prepared in accordance with GAAP applied on a basis consistent with the Balance Sheet. The Company's actual Cash Amount reflected on the Company's balance sheet as of the Closing Date prepared in accordance with GAAP applied on a consistent basis with the Balance Sheet is referred as the "Closing Date Balance Sheet."

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger . The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Stockholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

          (b) California Permit; Registration Statement.  The Commissioner of
              -----------------------------------------
Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions following a hearing for such purpose, and shall have issued a California Permit or, in the event that Parent shall have filed an S-4, such S-4 shall have been declared effective pursuant to the Securities Act and no stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

          (c) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (d) No Order; HSR Act.  No Governmental Entity shall have enacted,
              -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (e) Nasdaq Listing.  The shares of Parent Common Stock to be issued in
              --------------
the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

     6.2 Additional Conditions to Obligations of the Company.  The obligations
         ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants.  (i) The
              -----------------------------------------
representations and warranties of the Parent and Merger Sub set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and (except for any such representations and warranties that speak as of a specific date which shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate have a Material Adverse Effect on Parent, and the representations and warranties set forth in Section 3.3

(under the heading "Capital Structure") hereof shall be true and correct in all respects and (ii) the Parent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

     (b) Certificate of Parent.  The Company shall have received a certificate
         ---------------------
executed on behalf of Parent by a duly authorized executive officer of Parent to the effect that, as of the Closing:

             (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement were true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specific date which shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate have a Material Adverse Effect on Parent and the representations and warranties set forth in Section 3.3 (under the heading "Capital Structure") hereof shall be true and correct in all respects;

             (ii) all covenants and obligations under this Agreement to be performed by Parent or Merger Sub on or before the Closing have been so performed in all material respects; and

             (iii) the conditions to the obligations of the Company set forth in this Section 6.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

     (c) No Material Adverse Change.  There shall not have occurred any event or
         --------------------------
condition of any character that has had or is reasonably likely to have a Material Adverse Effect on Parent.

     (d) Tax Opinion.  The Company shall have received an opinion of Skadden,
         -----------
Arps, Slate, Meagher & Flom LLP (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if the Company's Counsel does not render such opinion within seven
(7) days after delivery by Parent of its representation letter to the Company's counsel, Parent shall be permitted to select counsel (the "Other Counsel") other than Wilson Sonsini Goodrich & Rosati to render such opinion to the Company and the condition in Section 6.2(d) shall nonetheless be deemed satisfied if the Other Counsel renders the tax opinion. In rendering such opinion, Company's Counsel or Other Counsel, as the case may be, may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, Merger Sub, the Company and others. In the event that Other Counsel shall render such opinion, all expenses ("Legal Expenses") of the Other Counsel shall be Losses (as defined in Section 7.2 below) for which Parent is entitled to recovery pursuant to Section 7.2 hereof, without regard to the Threshold Amount (as defined in Section 7.2 below).

          (e) Certificate of Secretary of Parent.  The Company shall have
              ----------------------------------
received a certificate, validly executed by the Secretary of the Parent, certifying as to (i) the terms and effectiveness the certificate of incorporation and the bylaws of Parent, and (ii) the valid adoption of resolutions of the Board of Directors of Parent approving this Agreement and the consummation of the transactions contemplated hereby.

          (f) Certificate of Good Standing.  The Company shall have received
              ----------------------------
certificates of good standing of Parent from each of the Secretary of State of the States of Delaware and California.

          (g) Legal Opinion.  The Company shall have received a legal opinion
              -------------
from Parent's counsel in substantially the form attached hereto as Exhibit E.
                                                                   ---------

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The
         -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations, Warranties and Covenants.  (i) The
              -----------------------------------------
representations and warranties of the Company set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and (except for any such representations and warranties that speak as of a specific date which shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate have a Material Adverse Effect on the Company and the representations and warranties set forth in
Section 2.2 hereof (under the heading "Company Capital Structure") shall be true
                                       -------------------------
and correct in all respects, and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

          (b) Termination of Agreements.  The Company shall have terminated each
              -------------------------
of those agreements listed on Schedule 6.3(b) to this Agreement and each such
                              ---------------
agreement shall be of no further force or effect.

          (c) Third Party Consents.  Parent shall have been furnished with
              --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals, waivers and assignments set forth in Schedule 6.3(d).
                                                ---------------

          (d) Legal Opinion.  Parent shall have received a legal opinion from
              -------------
Company's Counsel in substantially the form attached hereto as Exhibit F.
                                                               ---------

          (e) Affiliate Agreements.  Each of the parties listed in Schedule 5.11
              --------------------                                 -------------
shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

     (f) Non-Competition Agreements.  Each of the persons listed on Schedule
         --------------------------                                 --------
6.3(f) shall have executed and delivered to Parent a Non-Competition Agreement
------
in substantially the form of Exhibit A, and all of the Non-Competition
                             ---------
Agreements shall be in full force and effect.

     (g) Stockholder Approval; No Dissenters.  Holders of at least 80% of the
         -----------------------------------
Company Capital Stock shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby in accordance with Delaware Law, and holders of not more than 2% of Company Capital Stock shall continue to have a right to exercise appraisal, dissenters' or similar rights under Delaware law with respect to their Company Capital Stock by virtue of the Merger.

     (h) Stockholder Lock-Up Letters.  Company Stockholders and holders of
         ---------------------------
Company Options representing 90% of the sum of the Company Capital Stock Number and the number of Company Options vested as of the Closing Date, and holders of Warrants shall have executed and delivered to Parent a Stockholder Lock-Up Letter.

     (i) No Material Adverse Changes.  There shall not have occurred any event
         ---------------------------
or condition that has had or is reasonably likely to have a Material Adverse Effect on the Company.

     (j) Resignation of Directors.  Parent shall have received a written
         ------------------------
resignation from each of the directors of the Company and Subsidiary effective as of the Effective Time.

     (k) Certificate of the Company.  Parent shall have received a certificate,
         --------------------------
validly executed by the Chief Executive Officer of the Company for and on its behalf, to the effect that, as of the Closing:

            (i) The representations and warranties of the Company set forth in this Agreement are true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specific date which shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate have a Material Adverse Effect on the Company, and the representations and warranties set forth in Section 2.2 hereof (under the heading "Company Capital Structure") are true and correct in all respects;

            (ii) all covenants and obligations under this Agreement to be performed by the Company on or before the Closing have been so performed in all material respects; and

            (iii) the conditions to the obligations of Parent set forth in this
Section 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

     (l) Certificate of Secretary of Company.  Parent shall have received a
         -----------------------------------
certificate, validly executed by the Secretary of the Company, certifying as to
(i) the terms and effectiveness the certificate of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Company Stockholders approving this Agreement and the consummation of the transactions contemplated hereby.

       (m) Certificate of Good Standing. Parent shall have received certificates
           ----------------------------
of good standing of the Company from each of the Secretary of State of the States of New York and Delaware, each dated within a reasonable period prior to the Closing.

       (n) FIRPTA Certificate.  Parent shall have received a copy of the FIRPTA
           ------------------
Compliance Certificate, validly executed by a duly authorized officer of the Company.

       (o) Continued Employment.  Seventy-five percent (75%) of the employees of
           --------------------
the Company as of the date hereof and six out of the seven of the employees of the Company listed on Part 1 of Schedule 6.3(o) to this Agreement and both
                                ---------------
employees of the Company listed on Part 2 of Schedule 6.3(o) shall have accepted
                                             ---------------
the Parent Offer and executed and delivered Parent's standard employment documentation, including without limitation a confidentiality and assignment of inventions agreement, and such employees shall be employees of the Company as of the Effective Time; provided, however, that with respect to the calculation of the seventy-five percent (75%) of the employees of the Company as of the date hereof, employees who have been terminated shall not be deemed terminated if replaced by the Company other than with a temporary employee and such replacement employee is represented by management of the Company to be competent to perform the duties of such terminated employee.

       (p) Termination of 401(k).  Parent shall have received from the Company
           ---------------------
evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of two days preceding the Closing Date.

       (q) Conversion of Preferred Stock.  As of immediately prior to the
           -----------------------------
Effective Time of the Merger, all shares of Company Preferred Stock shall have been converted into an equal number of shares of Company Common Stock.

       (r) Stock Restriction Agreements. Each of Messrs. Balletta and Feig shall
           ----------------------------
have executed and delivered to Parent stock restriction agreements (the "Stock Restriction Agreements") in the form of Exhibit G, and all of the Stock
                                        ---------
Restriction Agreements shall be in full force and effect.

       (s) Satisfaction of Third Party Obligations.  All Third Party Obligations
           ---------------------------------------
shall have been satisfied in compliance with Section 5.6 hereof.

                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

  7.1  Survival of Representations and Warranties.  The representations and
       ------------------------------------------
warranties of the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the first anniversary of the Closing Date (the "Expiration Date"). The representations and warranties of Parent and Merger Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

     7.2  Escrow Arrangements.
          -------------------

            (a) Escrow Fund.  At the Effective Time, the Company Stockholders
                -----------
will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Stockholder, will be deposited with U.S. Bank Trust, National Association (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred, sustained or paid by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company (as modified by the Company Schedules) contained in this Agreement or any certificate, instrument or other document delivered pursuant to the terms of this Agreement, or any failure by the Company to perform or comply with any covenant contained herein, (ii) the payment by Parent or the Surviving Corporation of any amount on the account of Dissenting Shares which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares, (iii) the amount of any Third Party Obligations that the Company fails to satisfy pursuant to Section 5.6 above prior to the Effective Time and/or the amount of any cash in excess of the amounts set forth in Section 5.6 expended for such purpose, (iv) the payment of any Legal Expenses, or (v) the amount that the Final Cash Balance (as defined in Section 7.3 below) is less than the lesser of (A) the applicable Minimum Cash Balance required in Section 5.27 and (B) the Cash Amount reflected on the Estimated Closing Date Balance Sheet. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses in the aggregate amount in excess of $2,000,000 (the "Threshold Amount") have been delivered to the Securityholder Agent (as defined in paragraph (g) below), in which event Parent shall be entitled to recover only amounts in excess of the Threshold Amount; provided that notwithstanding the foregoing, Parent shall be entitled to indemnification on a first dollar basis, without regard to whether the Threshold Amount has been exceeded, with respect to (i) the payment by Parent or the Surviving Corporation of any amount on account of Dissenting Shares, (ii) the amount of any Third Party Obligations that the Company fails to satisfy pursuant to Section 5.6 above and/or the amount of any cash in excess of the amounts set forth in Section 5.6 expended for such purpose, (iii) the payment of any Legal Expenses, and (iv) the amount that the Final Cash Balance (as defined in Section 7.3 below) is less than the lesser of (A) the applicable Minimum Cash Balance required in Section
5.27 and (B) the Cash Amount reflected on the Estimated Closing Date Balance Sheet. The Company Stockholders shall not have any right of contribution from the Company or Parent with respect to any Loss pursuant to this Article VII. For purposes of this Article VII, references to the terms "material," "materially," "in all material respects" and "Material Adverse Effect" shall be disregarded for purposes of determining whether there was a breach or inaccuracy in any representation or warranty of the Company in Article II, as modified by the Company Schedules attached hereto, or any certificate, instrument or other document delivered pursuant to the terms of this Agreement.

     (b) Escrow Period; Distribution upon Termination of Escrow Periods.
         --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that neither the Escrow Period nor the Escrow Fund shall terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Stockholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Stockholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 1.9(b).

     (c) Protection of Escrow Fund.
         -------------------------

           (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

          (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

          (iii) Each Company Stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

     (d) Claims Upon Escrow Fund.
         -----------------------

            (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid, sustained or properly accrued or reasonably anticipates that it will have to pay, sustain or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of
Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

            (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d)(i) hereof, each share of Parent Common Stock shall be deemed to have a value equal to the average closing price of a share of Parent Common Stock for the ten trading days ending on the date of the Officer's Certificate in question.

     (e)  Objections to Claims.  At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent (as defined in Section 7.2(g)) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty
(30)-day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30)-day period.

     (f)  Resolution of Conflicts; Arbitration.
          ------------------------------------

            (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate within 30 days after delivery of such Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

            (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and Securityholder Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Securityholder Agent cannot mutually agree on one arbitrator, within fifteen (15) days after the end of such forty-five (45) day period Parent and the Securityholder Agent shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Securityholder Agent does not select an arbitrator during this fifteen (15) day period, then the parties agree that there shall be one arbitrator selected by Parent. If Parent does not select an arbitrator during this fifteen (15) day period, then the parties agree that there shall be one arbitrator selected by the Securityholder Agent. The arbitrator or arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or a majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). The arbitrator(s) shall have the authority to award Parent more than that requested in the Officer's Certificate.

            (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of the arbitrator(s) and the administrative fee of the American Arbitration Association.

     (g) Securityholder Agent of the Stockholders; Power of Attorney.  In the
         -----------------------------------------------------------
event that the Merger is approved, effective upon such vote, and without further act of any Company Stockholder, J. Markham Green shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Company Stockholder (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of the Company Stockholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the

Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Stockholders.

     (h) Actions of the Securityholder Agent.  A decision, act, consent or
         -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the Company Stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Stockholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each such Company Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

     (i) Third-Party Claims.  In the event Parent becomes aware of a third-party
         ------------------
claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the stockholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

     (j) Escrow Agent's Duties.
         ---------------------

            (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

            (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) Parent and the Company agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this

Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (k) Fees.  All fees of the Escrow Agent for performance of its duties
              ----
hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

          (l) Exclusive Remedy.  Notwithstanding any other provision of this
              ----------------
Agreement to the contrary, if the Merger is consummated and a Closing occurs, other than for Losses arising out of claims based on fraud, the payment of Losses from the Escrow Fund shall be Parent's and Merger Sub's exclusive remedy under this Agreement.

     7.3  Adjustment to Consideration.
          ---------------------------

          (a) Within ninety (90) days following the Closing Date, Parent may, at its election, cause to be prepared and delivered to the Securityholder Agent a statement reflecting the Cash Amount of the Surviving Corporation on the Closing Date Balance Sheet (the "Final Cash Balance"). In the event that, pursuant to the terms of this Section 7.3, it is determined that the Final Cash Balance is less than the lesser of the applicable Minimum Cash Balance for such Closing Date as determined pursuant to Section 5.27 and the Cash Amount reflected on the Estimated Closing Date Balance Sheet, then an amount equal to such difference shall be paid to Parent out of the Escrow Fund upon the delivery to the Escrow Agent of an Officer's Certificate. Following delivery by Parent to the Securityholder Agent of the Final Cash Balance, Parent shall give, and shall cause the Surviving Corporation to give, to the Securityholder Agent reasonable access during Parent's business hours to those books and records of the Surviving Corporation in the possession of Parent or the Surviving Corporation and any personnel which relate to the preparation of the Final Cash Balance for purposes of resolving any disputes concerning the Final Cash Balance.

          (b) The Securityholder Agent shall have thirty (30) days following delivery of the Final Cash Balance during which to notify Parent in writing (the "Notice of Objection") of any good faith objections to the calculation of Final
 -------------------
Cash Balance, setting forth a reasonably specific and detailed description of its objections and the dollar amount of each objection. If the Securityholder Agent objects to Parent's calculation of Final Cash Balance, Parent and the Securityholder Agent shall attempt to resolve any such objections within fifteen
(15) days of the receipt by Parent of the Notice of Objection.

          (c) If Parent and the Securityholder Agent are unable to resolve any such dispute within the thirty (30) day period referred to in Section 7.3(b) above, Parent and the Securityholder Agent shall submit the dispute to Deloitte & Touche LLP (the "Independent Accounting Firm"). Each of the parties to this Agreement shall, and shall cause their respective affiliates and representatives to, provide full cooperation to the Independent Accounting Firm. The Independent Accounting Firm shall (x) act in its capacity as an expert and not as an arbitrator, (y) consider only those matters as to which there is a dispute between the parties and (z) be instructed to reach its conclusions regarding any such dispute within thirty (30) days after its appointment and provide a written explanation of its decision. In the event that Parent and the Securityholder Agent submit any dispute to an Independent Accounting Firm, each such party may submit a "position paper" to the Independent Accounting Firm setting forth the position of such party with respect to such dispute, to be considered by such Independent Accounting Firm as it deems fit. Fifty percent (50%) of any expenses relating to the engagement of the Independent Accounting Firm shall be paid by Parent and fifty percent (50%) of such expenses shall be paid from the Escrow Fund.

     If the Securityholder Agent does not deliver the Notice of Objection in accordance with Section 7.3(c) above (i.e., within a thirty day period), the Final Cash Balance, shall be deemed to have been accepted by all of the parties to this Agreement. In the event that the Securityholder Agent delivers a Notice of Objection in accordance with the provisions above and Parent and the Securityholder Agent are able to resolve such dispute by mutual agreement, Parent's calculation of the Final Cash Balance, to the extent modified by mutual agreement of such parties, shall be deemed to have been accepted by all of the parties to this Agreement. In the event that the Securityholder Agent delivers a Notice of Objection in accordance with the provisions set forth above and Parent and the Securityholder Agent are unable to resolve such dispute by mutual agreement, the determination of the Independent Accounting Firm shall be final and binding on the parties and Parent's calculation of the Cash Amount on the Closing Date Balance Sheet, to the extent modified by the Independent Accounting Firm, shall be deemed to have been accepted by all of the parties to this Agreement. Subject to the foregoing provisions, the calculations of the Final Cash Balance shall be conclusive and binding on all of the parties to this Agreement, no further adjustments shall be made thereto and neither Parent nor the Securityholder Agent shall have any further right to challenge such calculation of the Final Cash Balance.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

            (a) by mutual consent of the Company and Parent;

            (b) by Parent or the Company if: (i) the Closing Date has not occurred before 5:00 p.m. (Pacific time) on December 31, 2000 (the "End Date") (provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been the principal cause of, or resulted in, the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

            (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any material portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

            (d) by Parent if Parent is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been cured within ten (10) business days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

            (e) by the Company if the Company is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within ten (10) business days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4 and 5.5 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.  Except as is otherwise required by applicable law after
          ---------
the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver.  At any time prior to the Effective Time, Parent
          -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

               (a) if to Parent or Merger Sub, to:

                      iBeam Broadcasting Corporation
                      645 Almanor Avenue, Suite 100
                      Sunnyvale, California 94086
                      Attention:  Daniel Sroka, General Counsel
                      Telephone No.: (408) 830-3543
                      Facsimile No.: (408) 524-0567
               with a copy to:

               Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Barry E. Taylor, Esq.
                           Daniel R. Mitz, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

     (b) if to the Company, to:

               NextVenue Inc.
               100 William Street, 8/th/ Floor
               New York, New York 10038
               Attention:  Nicholas Balletta
               Telephone No.: (212) 909-2900
               Facsimile No.: (212) 909-2951

               with a copy to:
               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10036-6522
               Attention:  Fred B. White, III, Esq.
               Telephone No.: (212) 735-3000
               Facsimile No.: (212) 735-2000

     (c) if to the Securityholder Agent:

               J. Markham Green
               Telephone No.: (212) 909-2961
               Facsimile No.: (212) 909-2951

     (d) if to the Escrow Agent:

               U.S. Bank Trust, National Association
               One California Street, Suite 2550
               San Francisco, California  94111
               Attention:  Ann Gadsby
               Telephone No.:  (415) 273-4532
               Facsimile No.:  (415) 273-4593

   9.2  Interpretation.  The words "include," "includes" and "including" when
        --------------
used herein shall be deemed in each case to be followed by the words "without limitation." As used herein, the term

"Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets), financial condition, capitalization, or results of operations of a party and its subsidiaries, taken as a whole. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, the Schedules and
          ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY FOR ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.


                 (Remainder of page intentionally left blank.)

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and, with respect to Articles VII and IX only, the Escrow Agent and the Securityholder Agent, have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

NEXTVENUE INC.                          IBEAM BROADCASTING CORPORATION


By:________________________________     By:__________________________________

Name:______________________________     Name:________________________________

Title:_____________________________     Title:_______________________________



SECURITYHOLDER AGENT:                   SARAH ACQUISITION CORP.


By:________________________________     By:__________________________________

Name:______________________________     Name:________________________________

                                        Title:_______________________________


ESCROW AGENT:

By:________________________________

Name:______________________________

Title:_____________________________